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                                                                       Exhibit 1



                   [LETTERHEAD OF CARTER, LEDYARD & MILBURN]



                                                              ____________, 2002


Nasdaq Financial Products Services, Inc.
c/o The Nasdaq Stock Market, Inc.
1500 Broadway
New York, New York  10036


The Bank of New York
101 Barclay Street
Floor 6E
New York, New York 10286



                  Re:      BLDRS Index Funds Trust
                           consisting of four separate and distinct trust portfolios designated as: BLDRS Asia 50 ADR Index Fund, BLDRS Developed Markets 100 ADR Index Fund, BLDRS Emerging Markets 50 ADR Index Fund and BLDRS Europe 100 ADR Index Fund



Ladies and Gentlemen:

                  We have served as counsel for Nasdaq Financial Products Services, Inc. as sponsor (the "Sponsor") of the BLDRS Index Funds Trust (hereinafter referred to as the "Trust") consisting of four separate and distinct funds (each a "BLDRS Index Fund" or a "Fund") designated as: BLDRS Asia 50 ADR Index Fund, BLDRS Developed Markets 100 ADR Index Fund, BLDRS Emerging Markets 50 ADR Index Fund and BLDRS Europe 100 ADR Index Fund in connection with the proposed offer and sale from time to time of an indefinite number of units of beneficial interest, without par value (the "Shares") of each BLDRS Index Fund.

                  In this regard, we have examined executed originals or copies of the following:

                           (a) The Restated Certificate of Incorporation, as
                  amended, and the By-Laws of the Sponsor, as amended, certified by the Secretary of the Sponsor on the date hereof;

                           (b) Resolutions of the Board of Directors of the
                  Sponsor adopted on _______________, relating to the Trust and the Funds and the sale of the Shares, certified by the Secretary of the Sponsor on the date hereof;
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                           (c) Resolutions of the Executive Committee of the
                  Sponsor adopted on____________________, certified by the Secretary of the Sponsor on the date hereof;

                           (d) Powers of Attorney as set forth in the
                  certificate of the Secretary of the Sponsor dated the date hereof;

                           (e) The Registration Statement on Form S-6 (File No.
                  333-84788) filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "1933 Act") and amendments thereto including Amendment No. __ ("Amendment No. __") proposed to be filed on _____________, 2002 (the "Registration Statement");

                           (f) The Notification of Registration of the Trust
                  filed with the Commission under the Investment Company Act of 1940, as amended (collectively, the "1940 Act") on Form N-8A, as amended, (the "1940 Act Notification");

                           (g) The registration of the Trust filed with the
                  Commission under the 1940 Act on Form N-8B-2 (File No. 811-21057), as amended (the "1940 Act Registration");

                           (h) The prospectus included in Amendment No. __ (the
                  "Prospectus");

                           (i) The Standard Terms and Conditions of the BLDRS
                  Index Funds Trust dated as of ___________, 2002 between the Sponsor and The Bank of New York, (the "Trustee") (the "Trust Agreement");

                           (j) The Trust Indenture dated as of ____________,
                  2002 between the Sponsor and the Trustee (the "Indenture" and, collectively with the Trust Agreement, the "Trust Agreement and Indenture");

                           (k) The Closing Memorandum dated _____________, 2002
                  between the Sponsor and the Trustee (the "Closing
                  Memorandum");

                           (l) Officers Certificates required by the Closing
                  Memorandum; and

                           (m) Such other pertinent records and documents as we
                  have deemed necessary.

                  With your permission, in such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all
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signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) except as specifically covered in the opinions set forth below, the due authorization, execution, and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid, and binding effect thereof on such parties; and (e) the absence of any evidence extrinsic to the provisions of the written agreement(s) between the parties that the parties intended a meaning contrary to that expressed by those provisions. However, we have not examined the securities deposited pursuant to the Trust Agreement and Indenture (the "Securities") nor the contracts for the Securities.

                  We express no opinion as to matters of law in jurisdictions other than the laws of the State of New York (except "Blue Sky" laws) and the federal laws of the United States, except to the extent necessary to render the opinion as to the Sponsor and the Trust Agreement and Indenture in paragraphs
(i) and (iii) below with respect to Delaware law. As you know we are not licensed to practice law in the State of Delaware, and our opinion in paragraph
(i) and (iii) as to Delaware law is based solely on review of the official statutes of the State of Delaware.

                  Based upon such examination, and having regard for legal considerations which we deem relevant, we are of the opinion that:

                  (i) The Sponsor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power to conduct its business as described in the Prospectus;

                  (ii) The Sponsor is duly qualified as a foreign corporation and is in good standing as such within the State of New York;

                  (iii) The Trust Agreement and Indenture has been duly authorized, executed and delivered by the Sponsor and, assuming the due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms;

                  (iv) The Trust and each Fund has been duly formed and is validly existing as an investment trust under the laws of the State of New York and has been duly registered under the Investment Company Act of 1940;

                  (v) The terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus;

                  (vi) The consummation of the transactions contemplated under the Trust Agreement and Indenture and the fulfillment of the terms thereof will not be in violation of the Sponsor's Restated Certificate of Incorporation, as amended, or By-Laws, as
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amended and will not conflict with any applicable laws or regulations applicable to the Sponsor in effect on the date hereof;

                  (vii) The Shares to be issued by each Fund of the Trust, and recorded on its registration books in accordance with the Trust Agreement and Indenture against payment therefor, as described in the Registration Statement and Prospectus will constitute fractional undivided interests in the relevant Fund enforceable against the relevant Fund in accordance with their terms, will be entitled to the benefits of the Trust Agreement and Indenture and will be fully paid and non-assessable; and

                  (viii) While the Registration Statement has not yet become effective we have no reason to believe that such Registration Statement will not become effective within 30 days after the date hereof.

                  In addition, we have participated in conferences with representatives of the Sponsor, the Trustee, the Fund's accountants and others concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the Registration Statement, as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the Registration Statement or the Prospectus).

                  Our opinion that any document is valid, binding, or enforceable in accordance with its terms is qualified as to:

                  (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally;

                  (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

                  (c) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Prospectus.


                                       Very truly yours,